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[LETTERHEAD]


BY FAX
J P Burder Esq
Microtel International Inc
4290 E Brickell Street
Ontario
CA 91761-1511


                                       23 February 1999


Dear Sir:

XCEL CORPORATION LIMITED

As requested, we hereby enclose an original signed audit report on the above company's financial statements for the year ended 30 September 1996.

Furthermore, we hereby consent to this audit report being included with your filing with the US Securities and Exchange Commission on Form 10-K for the period ended 31 December 1998.

Yours faithfully
HARDCASTLE BURTON

/s/ Hardcastle Burton